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                                                                     EXHIBIT 4.1



                            AMENDMENT TO DECLARATION

                             OF SUBSCRIPTION RIGHTS



         AMENDMENT, dated as of June 10, 2002 to the Declaration of Subscription Rights, dated as of October 4, 1998 (the "RIGHTS PLAN"), of SmartForce PLC (the "COMPANY").

         WHEREAS, pursuant to Section 18 of the Rights Plan, the Company may from time to time supplement or amend the Rights Plan in accordance with the provisions of Section 18 thereof; and

         WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "MERGER AGREEMENT"), dated as of June 10, 2002, among the Company, SkillSoft Corporation ("SKILLSOFT") and Slate Acquisition Corp. (the "TRANSITORY SUBSIDIARY") (all capitalized terms used in this Amendment to Rights Plan but not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement); and

         WHEREAS, certain shareholders of the Company have entered into a SmartForce Shareholder Voting Agreement with SkillSoft in connection with the Merger dated as of June 10, 2002 (the "SmartForce Shareholder Agreement"); and

         WHERAS, the Company has entered into the SkillSoft Option Agreement with SkillSoft pursuant to which the Company will grant SkillSoft an option to purchase American Depositary Shares of the Company (the "SkillSoft Option Agreement"); and

         WHEREAS, the Board of Directors has determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its shareholders; and

         WHEREAS, the Board of Directors has determined that it is desirable to amend the Rights Plan to exempt the Merger Agreement, the SmartForce Shareholder Agreement and the SkillSoft Option Agreement and the transactions contemplated thereby from the application of the Rights Plan.

         NOW, THEREFORE, the Company hereby amends the Rights Plan as follows:

         1. Section 1(a) of the Rights Plan is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, neither SkillSoft Corporation ("SKILLSOFT"), Affiliates or Associates of SkillSoft, nor Slate Acquisition Corp. (the "TRANSITORY SUBSIDIARY") shall be


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         deemed to be an Acquiring Person by virtue of the execution and delivery of the Agreement and Plan of Merger (the "MERGER AGREEMENT") to be entered into as of June 10, 2002, among the Company, SkillSoft and the Transitory Subsidiary, or the SmartForce Shareholder Agreement to be entered into as of June 10, 2002, between SkillSoft and certain shareholders of the Company (the "SmartForce Shareholder Agreement"), or the SkillSoft Option Agreement to be entered into as of June 10, 2002 between the Company and SkillSoft (the "SkillSoft Option Agreement"), or as a result of the consummation of the transactions contemplated by the Merger Agreement, the SmartForce Shareholder Agreement or the SkillSoft Option Agreement."

         2. Section 1(k) of the Rights Plan is hereby modified and amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, neither the execution and delivery of the Merger Agreement, the SmartForce Shareholder Agreement or the SkillSoft Option Agreement, nor the consummation of the transactions contemplated by the Merger Agreement, the SmartForce Shareholder Agreement or the SkillSoft Option Agreement, shall cause a Distribution Date."

         3. Section 1(aa) of the Rights Plan is hereby modified and amended by adding the following sentence at the end thereof:

         "Neither the execution and delivery of the Merger Agreement, the SmartForce Shareholder Agreement or the SkillSoft Option Agreement, nor consummation of the transactions contemplated by the Merger Agreement, the SmartForce Shareholder Agreement or the SkillSoft Option Agreement, shall cause a Shares Acquisition Date."

         RIGHTS PLAN. Except as amended hereby, the Rights Plan shall remain in full force and effect.





THE COMMON SEAL of                         )
SMARTFORCE PUBLIC LIMITED                  )
COMPANY was hereunto affixed               )
in the presence of:                        )

                                                  /s/ Gregory M. Priest
                                                  -----------------------------
                                                  Gregory M. Priest, Director

                                                  /s/ Jennifer Caldwell
                                                  -----------------------------
                                                  Jennifer Caldwell, Secretary




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